EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Voyageur Insured Funds, Voyageur Mutual Funds, Voyageur Mutual Funds II, Delaware Group® State Tax-Free Income Trust and Voyageur Tax Free Funds of our reports dated October 30, 2024, relating to the financial statements and financial highlights, which appear in Macquarie Tax-Free Arizona Fund (formerly, Delaware Tax-Free Arizona Fund), Macquarie Tax-Free California Fund (formerly, Delaware Tax-Free California Fund), Macquarie Tax-Free Idaho Fund (formerly, Delaware Tax-Free Idaho Fund), Macquarie Tax-Free New York Fund (formerly, Delaware Tax-Free New York Fund), Macquarie Minnesota High-Yield Municipal Bond Fund (formerly, Delaware Minnesota High-Yield Municipal Bond Fund), Macquarie Tax-Free Colorado Fund (formerly, Delaware Tax-Free Colorado Fund), Macquarie Tax-Free Pennsylvania Fund (formerly, Delaware Tax-Free Pennsylvania Fund) and Macquarie Tax-Free Minnesota Fund’s (formerly, Delaware Tax-Free Minnesota Fund) Annual Reports on Form N-CSR for the year ended August 31, 2024. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 23, 2024